UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): April 25, 2013

Ameristar Casinos, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-22494	88-0304799
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3773 Howard Hughes Parkway, Suite 490S Las Vegas, Nevada	89169
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 567-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.07. Submission of Matters to a Vote of Security Holders
Item 7.01 Regulation FD Disclosure.
Item 9.01 Financial Statements and Exhibits.

Item 5.07. Submission of Matters to a Vote of Security Holders.

(a)           A special meeting of stockholders (the “Special Meeting”) of Ameristar Casinos, Inc. (the “Company”) was held on April 25, 2013.

(b)           The following table shows the tabulation of votes for all matters put to vote at the Special Meeting.

Matters Put to Vote	For	Against/Withheld	Abstentions	Broker Non-Votes
Proposal to approve the Agreement and Plan of Merger among Pinnacle Entertainment, Inc., PNK Holdings, Inc., PNK Development 32, Inc. and the Company	26,966,551	42,084	7,688	0
Proposal to approve, on an advisory basis, the compensation that may become payable to the Company’s named executive officers in connection with the Pinnacle merger	13,107,344	13,365,374	543,605	0
Proposal to approve the adjournment or postponement of the Special Meeting, if necessary or appropriate	25,732,816	1,273,268	10,239	0

Item 7.01 Regulation FD Disclosure.

On April 25, 2013, the Company issued a press release announcing the approval by the Company’s stockholders of the acquisition of the Company by Pinnacle Entertainment, Inc. The press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information in this Item 7.01 and Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.	Each of the exhibits listed below is incorporated herein in its entirety

	99.1	Press release of Ameristar Casinos, Inc. dated April 25, 2013 regarding approval by the stockholders of the acquisition of the Company by Pinnacle Entertainment, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ameristar Casinos, Inc.

	By:	/s/ Peter C. Walsh
		Name:	Peter C. Walsh
		Title:	Senior Vice President and General Counsel

Dated: April 26, 2013

EXHIBIT INDEX

Exhibit	Description

99.1	Press release of Ameristar Casinos, Inc. dated April 25, 2013 regarding approval by the stockholders of the acquisition of the Company by Pinnacle Entertainment, Inc.